AMERIGO ENERGY ANNOUNCES NEW CERTIFYING ACCOUNTANTS

Vegas Firm Brings E-Commerce Expertise.

HENDERSON, Nevada, March 18, 2011, - Amerigo Energy, Inc. "The Company" (OTCBB:
AGOE), today announced that it has retained the Las Vegas, Nevada based independently registered accounting firm of Seale and Beers, LLC to review all interim period financial statements and audit financial statements for the years ending December 31, 2008 through 2010. Seale and Beers, LLC is a PCAOB, (Public Company Accounting Oversight Board) member firm whose partners have extensive SEC experience, and bring expertise in the E-commerce sector.

As we move the company toward our previously announced acquisition, the board sought a firm that would complement the new direction and assist us in providing transparency to our shareholders. Seale and Beers, LLC fit all of the criteria that AGOE had outlined in its search. For more information regarding Seale and Beers, LLC., please visit their website at www.sealebeers.com. The company is filing a Form 8K with the Securities and Exchange Commission concurrent with this press release detailing this engagement.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward- looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," or "continue," or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward- looking statements.

For more information please contact:
Jason Griffith
702-399-9777